Exhibit 10.30

PACKETEER, INC.
1999 STOCK INCENTIVE PLAN

Amended and Restated Effective as of May 24, 2005

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

         This 1999 Stock Incentive Plan is intended to promote the interests of Packeteer, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

          A. The Plan shall be divided into four separate equity programs:

                   - the Discretionary Option/SAR Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Options and/or Stock Appreciation Rights;

                   - the Restricted Stock/Restricted Stock Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Restricted Stock Purchase Rights, Restricted Stock Bonuses and/or Restricted Stock Units;

                   - the Performance Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Performance Shares and/or Performance Units; and

                   - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive Option grants at designated intervals over their period of continued Board service.

          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

               A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to Section 16 Insiders and Covered Employees. Administration of the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any Awards granted to members of the Primary Committee under the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program or Performance Award Program shall be made by a disinterested majority of the Board.

               B. The Board may, in its discretion by resolution adopted by the Board, authorize one or more officers of the Corporation to grant one or more Options or SARs under the Discretionary Option/SAR Grant Program, without further approval of the Board or the Primary or Secondary Committee, to any Employee, other than a person who, at the time of such grant, is a Section 16 Insider or a Covered Employee, and to determine the number and vesting terms of shares of Common Stock to be subject to such Options and SARs; provided, however, that (1) no such Options or SARs shall be granted to any Employee in any calendar year for more than 50,000 shares of Common Stock, (2) the number of shares of Common Stock subject to each such Option and SAR shall comply with guidelines established from time to time by the Board or the Primary Committee, and (3) each such Option and SAR shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Primary Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Primary Committee. Any officer or officers so authorized by the Board shall be deemed the Plan Administrator solely for the purpose of granting such Options and SARs.

               C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and any officer delegated authority pursuant to Section III.B above and reassume all powers and authority previously delegated to such committee or officer.

               D. Except for an officer delegated limited authority pursuant to Section III.B above, each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program or Performance Award Program under its jurisdiction or any Award thereunder.

                 E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

                 F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Option grants made under that program.

IV.	ELIGIBILITY

                 A. The persons eligible to participate in the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program are as follows:

                        (i) Employees,

                        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

                 B. Except for an officer delegated limited authority pursuant to Section III.B above, each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine with respect to Awards granted under the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program (i) the type of Award to be granted, (ii) which eligible persons are to receive such Awards, (iii) the time or times when those Awards are to be granted, (iv) the number of shares to be covered by each such Award, (v) the exercise or purchase price, if any, under each such Award, (vi) the timing, terms and conditions of the exercisability or vesting (if any) of each such Award or any shares acquired pursuant thereto, (vii) the maximum term for which the Award is to remain outstanding, (viii) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (ix) the effect of the Participant’s termination of Service on any of the foregoing, and (x) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan.

                 C. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive the initial automatic Option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive one or more annual automatic Option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.	STOCK SUBJECT TO THE PLAN

               A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed the sum of (i) 3,845,917 shares plus (ii) the additional shares of Common Stock automatically added to the share reserve each year pursuant to the provisions of Section V.B. of this Article One.

               B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares.

               C. No Participant may be granted Options or Freestanding SARs for more than 1,000,000 shares of Common Stock in the aggregate per calendar year. No Participant may be granted Restricted Stock Awards or Awards of Restricted Stock Units intended, in either case, to result in the payment of Performance-Based Compensation for more than 500,000 shares of Common Stock in the aggregate per calendar year. No Participant may be granted Performance Shares intended to result in the payment of Performance-Based Compensation for more than 150,000 shares of Common Stock in the aggregate for each year contained in the Performance Period with respect to such Award. No Participant may be granted Performance Units intended to result in the payment of Performance-Based Compensation for more than $1,500,000 for each year contained in the Performance Period with respect to such Award.

               D. Shares of Common Stock subject to outstanding Options (including Options incorporated into this Plan from the Predecessor Plan) or Freestanding SARs shall be available for subsequent issuance under the Plan to the extent those Options or Freestanding SARs expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently forfeited, cancelled or repurchased by the Corporation at the original issue price paid per share and unvested shares subject to Restricted Stock Unit Awards or Performance Share Awards cancelled prior to settlement shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Awards granted under the Plan. However, should the exercise price of an Option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or settlement of an Award under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Award is exercised, becomes vested or is settled, and not by the net number of shares of Common Stock issued to the holder of such Award. Shares of Common Stock underlying one or more SARs exercised under the Plan shall not be available for subsequent issuance under the Plan.

               E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted one or more Awards under the Plan within a specified period of time as provided in Section V.C of this Article One, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding Option and SAR under the Plan, (v) the number and/or class of securities in effect under each outstanding Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award under the Plan, (vi) the number and/or class of securities and price per share in effect under each outstanding Option incorporated into this Plan from the Predecessor Plan and (vii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B. of this Article One. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION/SAR GRANT PROGRAM

I.	OPTION TERMS

          Each Option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the Award Agreement shall comply with the terms specified below. Each Award Agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such Options.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

               2. The exercise price shall become immediately due upon exercise of the Option and shall, subject to the provisions of the Award Agreement evidencing the Option, be payable in one or more of the forms specified below:

            (i) cash or check made payable to the Corporation,

            (ii) shares of Common Stock held for the requisite period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

            (iii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the Option. However, no Option shall have a term in excess of ten (10) years measured from the Option grant date.

          C. Effect of Termination of Service.

                1. The following provisions shall govern the exercise of any Options held by the Participant at the time of cessation of Service or death:

           (i) Any Option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the Option, but no such Option shall be exercisable after the expiration of the Option term.

           (ii) Any Option held by the Participant at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution or by the Participant’s designated beneficiary or beneficiaries of that Option.

           (iii) Should the Participant’s Service be terminated for Misconduct, then all outstanding Options held by the Participant shall terminate immediately and cease to be outstanding.

           (iv) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Participant’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Service, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

                2. The Plan Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

           (i) extend the period of time for which the Option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

           (ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

           D. Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased shares.

           E. Repurchase Rights. The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

           F. Limited Transferability of Options. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. However, a Non-Statutory Option may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Article Two, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant’s death.

     II. INCENTIVE OPTIONS

           The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

           A. Eligibility. Incentive Options may only be granted to Employees.

           B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other Option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

           C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date, and the Option term shall not exceed five (5) years measured from the Option grant date.

     III. STOCK APPRECIATION RIGHTS

           Each SAR shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the Award Agreement shall comply with the terms specified below.

           A. Types of SARs Authorized. A SAR may be a Freestanding SAR granted independently of any Option, a Tandem SAR granted in tandem with all or any portion of a related Option, or a Limited SAR granted to a Section 16 Insider with respect to an outstanding Option. A Tandem SAR or a Limited SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

           B. Terms and Conditions of Freestanding SARs.

               1. Exercise Price. The exercise price per share subject to a Freestanding SAR shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               2. Exercisability and Term of Freestanding SARs. Each Freestanding SAR shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing such Award. However, no Freestanding SAR shall have a term in excess of ten (10) years measured from the grant date.

               3. Exercise of Freestanding SARs and Settlement in Stock. Upon the exercise (or deemed exercise pursuant to paragraph 5 below) of a Freestanding SAR authorizing settlement solely in shares of stock, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise such SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which such SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise Date of such SAR over the exercise price. Payment of such amount shall be made in whole shares of Common Stock as soon as practicable following the Exercise Date. The number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Common Stock on the Exercise Date of the Freestanding SAR.

               4. Exercise of Freestanding SARs and Settlement in Cash. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, the Plan

Administrator may grant Freestanding SARs that provide for payment in cash. The Exercise Date(s) applicable to any such SAR shall be established in compliance with the provisions of Section I of Article Six with respect to Code Section 409A either by the Plan Administrator in granting such SAR, or, if permitted by the Plan Administrator, by an advance election of the Participant in a manner complying with the requirements of Code Section 409A. Upon the exercise (or deemed exercise pursuant to paragraph 5 below) of any such Freestanding SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise such SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which such SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise Date of such SAR over the exercise price. Payment of such amount shall be made in cash as soon as practicable following the Exercise Date.

               5. Deemed Exercise of Freestanding SARs. If, on the date on which a Freestanding SAR would otherwise terminate or expire, such SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

               6. Effect of Termination of Service. Subject to earlier termination of a Freestanding SAR as otherwise provided herein and unless otherwise provided by the Plan Administrator in the Award Agreement evidencing such SAR, a Freestanding SAR shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with Section I.C of this Article Two (treating the SAR as if it were an Option) and thereafter shall terminate.

          C. Terms and Conditions of Tandem SARs.

               1. One or more Participants may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying Option for shares of Common Stock and the surrender of that Option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the Option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               2. No such Option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Participant shall be entitled shall be made solely in whole shares of Common Stock valued at Fair Market Value on the Option surrender date.

               3. If the surrender of an Option is not approved by the Plan Administrator, then the Participant shall retain whatever rights the Participant had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the Option is otherwise exercisable in accordance with the terms of the Award Agreement evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the Option grant date.

          D. Terms and Conditions of Limited SARs.

               1. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, one or more Section 16 Insiders may be granted Limited SARs with respect to their outstanding Options.

               2. Upon the occurrence of a Hostile Take-Over, each individual holding one or more Options with such a Limited SAR shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such Option to the Corporation. In return for the surrendered Option, the Participant shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such Option (whether or not the Participant is otherwise vested in those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the Option surrender date.

               3. At the time such Limited SAR is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual Option surrender and cash distribution.

          E. Stockholder Rights. The holder of an SAR shall have no stockholder rights with respect to the shares subject to the SAR until such person shall have exercised the SAR and become a holder of record of the shares issued in payment of such SAR.

          F. Limited Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. However, a Tandem SAR related to a Non-Statutory Option or a Freestanding SAR to be settled in shares of Common Stock may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Freestanding SAR or both the Tandem SAR and related Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the SAR immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding SARs under this Article Two, and those SARs shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those SARs. Such beneficiary or beneficiaries shall take the transferred SARs subject to all the terms and conditions of the applicable agreement evidencing each such transferred SAR, including (without limitation) the limited time period during which the SAR may be exercised following the Participant’s death.

     IV. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding Option and SAR shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Option or SAR shall not become exercisable on such an accelerated basis if and to the extent: (i) such Award is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) subject to compliance with the provisions of Section I of Article Six with respect to Code Section 409A, such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the Award is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding Options and SARs (other than a Limited SAR to the extent provided by Section III.F of this Article Two) shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each Option and SAR which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issued to the Participant had such Award been exercised immediately prior to such Corporate Transaction. If the holders of Common Stock receive cash consideration in connection with the Corporate Transaction, the assumed Option or SAR may be adjusted, at the option of the successor corporation, to apply to the number of shares of its common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price per share under each outstanding Option and SAR, provided the aggregate exercise price for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. All such adjustments shall be made in compliance with the requirements of Code Sections 409A, 422 and 424 and any related guidance issued by the U.S. Treasury Department, if applicable.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program so that those Awards shall, immediately prior to the effective date of such Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option/SAR Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program so that those Awards shall become fully exercisable for the total number of shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those Awards are assumed and do not otherwise accelerate. Any Options or SARs so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the Award term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Participant at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option/SAR Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each Option or SAR so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the Award term or (ii) the expiration of the one (1) year period measured from the effective date of Participant’s cessation of Service.

              H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

              I. The outstanding Options and SARs shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.	PROHIBITION OF OPTION OR SAR REPRICING WITHOUT STOCKHOLDER APPROVAL

              Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Plan Administrator shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

ARTICLE THREE

RESTRICTED STOCK/RESTRICTED STOCK UNIT PROGRAM

I.	RESTRICTED STOCK AWARDS

              Shares of Common Stock may be issued under the Restricted Stock/Restricted Stock Unit Program through direct and immediate issuances without any intervening Option or SAR Award. Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Common Stock subject to the Award, in such form as the Plan Administrator shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              A. Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Plan Administrator shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section I.D of Article Four. If either the grant or vesting of a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals and is to result in the payment of Performance-Based Compensation, the Plan Administrator shall follow procedures substantially equivalent to those set forth in Sections I.C through I.E.1 of Article Four.

              B. Purchase Price. The purchase price for shares of Common Stock issuable under each Restricted Stock Purchase Right shall be established by the Plan Administrator in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Common Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to the Corporation (or any Parent or Subsidiary) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporations law, the Participant shall furnish consideration in the form of cash or past services rendered to the Corporation (or any Parent or Subsidiary) or for its benefit having a value not less than the par value of the shares of Common Stock subject to such Restricted Stock Award.

              C. Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Plan Administrator, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

              D. Payment of Purchase Price. Payment of the purchase price for the number of shares of Common Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash or cash equivalent or by check made payable to the Corporation or (b) by past services rendered to the Corporation (or any Parent or Subsidiary) or for its benefit.

              E. Vesting Provisions.

                 1. Shares of Common Stock issued pursuant to a Restricted Stock Award may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives, including, without limitation, Performance Goals described in Section I.D of Article Four. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued pursuant to a Restricted Stock Award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

                 2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                 3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant pursuant to a Restricted Stock Award, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                 4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued pursuant to a Restricted Stock Award or should the performance objectives or Performance Goals not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares.

                 5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives or Performance Goals applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives or Performance Goals.

II.	RESTRICTED STOCK UNIT AWARDS

               Subject to the provisions of Section I of Article Six with respect to Code Section 409A, shares of Common Stock may be issued under the Restricted Stock/Restricted Stock Unit

Program on a deferred basis through the grant of Restricted Stock Units. Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of shares of Common Stock subject to the Award, in such form as the Plan Administrator shall from time to time establish. Award Agreements evidencing Restricted Stock Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

               A. Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Plan Administrator shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section I.D of Article Four. If either the grant or vesting of a Restricted Stock Unit Award is to be contingent upon the attainment of one or more Performance Goals, the Plan Administrator shall follow procedures substantially equivalent to those set forth in Sections I.C through I.E.1 of Article Four.

               B. Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to the Corporation (or any Parent or Subsidiary) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporations law, the Participant shall furnish consideration in the form of cash or past services rendered to the Corporation (or any Parent or Subsidiary) or for its benefit having a value not less than the par value of the shares of Common Stock issued upon settlement of the Restricted Stock Unit Award.

               C. Vesting Provisions. Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance objectives , including, without limitation, Performance Goals as described in Section I.D of Article Four, as shall be established by the Plan Administrator and set forth in the Award Agreement evidencing such Award.

               D. Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). However, the Plan Administrator, in its discretion, may grant Dividend Equivalent Rights pursuant to the Award Agreement evidencing any Restricted Stock Unit Award with respect to the payment of cash dividends on Common Stock paid prior to the date on which Restricted Stock Units held by such Participant are settled. A Participant granted Dividend Equivalent Rights shall be credited with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change to the Common Stock as described in Section V.E of Article One, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Common Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

               E. Effect of Termination of Service. Unless otherwise provided by the Plan Administrator and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Corporation any Restricted Stock Units pursuant to the Award which remain subject to vesting conditions as of the date of the Participant’s termination of Service.

               F. Settlement of Restricted Stock Unit Awards. The Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or, subject to the provisions of Section I of Article Six with respect to Code Section 409A, on such other date determined by the Plan Administrator, in its discretion, and set forth in the Award Agreement one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section II.D above) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Plan Administrator, and subject to the provisions of Section I of Article Six with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section.

               G. Nontransferability of Restricted Stock Unit Awards. Prior to the settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

               A. All of the Corporation’s outstanding repurchase rights under Restricted Stock Awards shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and outstanding Restricted Stock Unit Awards shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction, (ii) substantially equivalent rights for stock of the successor corporation (or parent thereof) are substituted for outstanding Restricted Stock Units in connection with such Corporate Transaction or (iii) such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

               B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under Restricted Stock Awards so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or to Restricted Stock Unit Awards shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or substantially equivalent rights for stock of the successor corporation (or parent thereof) are substituted for outstanding Restricted Stock Units in connection with such Corporate Transaction.

               C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under Restricted Stock Awards so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or to Restricted Stock Unit Awards shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

IV.	SHARE ESCROW/LEGENDS

               Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE ONE

PERFORMANCE AWARD PROGRAM

     I. TERMS OF PERFORMANCE AWARDS

          Subject to the provisions of Section I of Article Six with respect to Code Section 409A, Performance Awards may be granted to Participants in such amount and upon such terms as shall be determined by the Plan Administrator, in its sole discretion. Performance Awards shall be evidenced by Award Agreements in such form as the Plan Administrator shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          A. Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          B. Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Plan Administrator in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section V.E of Article One, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial monetary value determined by the Plan Administrator at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Plan Administrator are attained within the applicable Performance Period established by the Plan Administrator.

          C. Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Plan Administrator shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Code Section 162(m), with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Plan Administrator shall establish the Performance Goal(s) and the Performance Award Formula applicable to the Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation shall not be changed during the Performance Period. The Corporation shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

     D. Measurement of Performance Goals. Performance Goals shall be established by the Plan Administrator on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

          1. Performance Measures. Performance Measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Plan Administrator. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Plan Administrator, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Plan Administrator:

               (i) revenue;

               (ii) sales;

               (iii) expenses;

               (iv) operating income;

               (v) gross margin;

               (vi) operating margin;

               (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes and depreciation, and amortization;

               (viii) pre-tax profit;

               (ix) operating income;

               (x) net income;

               (xi) economic value added;

               (xii) free cash flow;

               (xiii) operating cash flow;

               (xiv) the market price of the Common Stock;

               (xv) earnings per share;

               (xvi) return on stockholder equity;

               (xvii) return on capital;

               (xviii) return on assets;

               (xix) return on investment;

               (xx) balance of cash, cash equivalents and marketable securities;

               (xxi) market share;

               (xxii) number of customers;

               (xxiii) customer satisfaction;

               (xxiv) product development; and

               (xxv) completion of a joint venture or other corporate transaction.

          2. Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Plan Administrator.

     E. Settlement of Performance Awards.

          1. Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Plan Administrator shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

          2. Discretionary Adjustment of Award Formula. In its discretion, the Plan Administrator may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Corporation or such other factors as the Plan Administrator may determine. If permitted under a Covered Employee’s Award Agreement, the Plan Administrator shall have the discretion, on the basis of such criteria as may be established by the Plan Administrator, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

          3. Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

          4. Notice to Participants. As soon as practicable following the Plan Administrator’s determination and certification in accordance with paragraphs 1 and 2 above, the Corporation shall notify each Participant of the determination of the Plan Administrator.

          5. Payment in Settlement of Performance Awards. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, as soon as practicable following the Plan Administrator’s determination and certification in accordance with paragraphs 1 and 2 above or on such other date(s) determined by the Plan Administrator, in its discretion, and set forth in the Award Agreement, payment shall be made to each eligible Participant of the final value of the Participant’s Performance Award. Payment of such amount shall be made in the form of cash, Shares, or a combination thereof as determined by the Plan Administrator. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Plan Administrator, and subject to the provisions of Section I of Article Six with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this paragraph, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.

          6. Provisions Applicable to Payment in Shares. If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Common Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Common Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be subject to vesting conditions as provided in Section I.E.1 of Article Three.

     F. Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by

Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). However, the Plan Administrator, in its discretion, may grant Dividend Equivalent Rights pursuant to the Award Agreement evidencing any Performance Share Award with respect to the payment of cash dividends on Common Stock paid prior to the date on which the Performance Shares are settled or forfeited. A Participant granted Dividend Equivalent Rights shall be credited with additional whole Performance Shares as of the date of payment of such cash dividends on Common Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Performance Shares shall be subject to the same terms, conditions and restrictions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the shares originally subject to the Award. Dividend Equivalent Rights shall not be granted with respect to Performance Units. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change to the Common Stock as described in Section V.E of Article One, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          G. Effect of Termination of Service. Unless otherwise provided by the Plan Administrator and set forth in the Award Agreement evidencing a Performance Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability) before completion of the Performance Period applicable to the Performance Award, then the Participant shall forfeit the Award in its entirety.

          H. Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL

          The Plan Administrator may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Corporate Transaction or Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control or whose Service terminated by reason of the Participant’s death or Permanent Disability shall become vested and payable effective as of the date of the Corporate Transaction or Change in Control to such extent as specified in such Award Agreement.

ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

          The provisions of the Automatic Option Grant Program have been revised as of February 8, 2002, subject to approval by the Corporation’s stockholders at the 2002 Annual Stockholders Meeting.

     I. OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the 2002 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 30,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

               2. On the date of each Annual Stockholders Meeting, beginning with the 2002 Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders Meeting, shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock. There shall be no limit on the number of such annual automatic Option grants any one non-employee Board member may receive over his or her period of Board service, and a non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) or who has otherwise received one or more stock Option grants from the Corporation shall be eligible to receive one or more such annual automatic Option grants over his or her period of continued Board service.

               3. Stockholder approval of the amendment contained in this 2002 Restatement at the 2002 Annual Stockholders Meeting shall constitute pre-approval of each Option granted on or after that Annual Stockholders Meeting pursuant to the express terms of this Automatic Option Grant Program on the basis of the amendments to this program effected by such Restatement and the subsequent exercise of that Option in accordance with its terms.

          B. Exercise Price.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option/SAR Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

          D. Exercise and Vesting of Options. Each Option shall be immediately exercisable for any or all of the Option shares. However, any shares purchased under the Option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Participant’s cessation of Board service prior to vesting in those shares. The shares subject to each initial automatic Option grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of six (6) successive equal semi-annual installments upon the Participant’s completion of each six (6)-month period of service as a Board member over the thirty-six (36)-month period measured from the Option grant date. The shares subject to each annual automatic Option grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of two (2) successive equal annual installments upon the Participant’s completion of each twelve (12)-month period of service as a Board member over the twenty-four (24)-month period measured from the Option grant date.

          E. Limited Transferability of Options. Each Option under this Article Five may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Article Five, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant’s death.

          F. Termination of Board Service. The following provisions shall govern the exercise of any Options held by the Participant at the time the Participant ceases to serve as a Board member:

                    (i) The Participant (or, in the event of Participant’s death, the personal representative of the Participant’s estate or the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such Option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such Option.

                    (ii) During the twelve (12)-month exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the Option is exercisable at the time of the Participant’s cessation of Board service.

                    (iii) Should the Participant cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the Option shall immediately vest so that such Option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                    (iv) In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Participant remains in Service, the shares of Common Stock at the time subject to each outstanding Option held by such Participant under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic Option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control while the Participant remains in Service, the shares of Common Stock at the time subject to each outstanding Option held by such Participant under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option term or the surrender of the Option in connection with a Hostile Take-Over.

          C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, upon the occurrence of a Hostile Take-Over while the Participant remains in Service, the Participant shall have a thirty (30)-day period in which to surrender to the

Corporation each of his or her outstanding Options under this Automatic Option Grant Program. The Participant shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered Option (whether or not the Participant is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the Option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual Option surrender and cash distribution.

          E. Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. If the holders of Common Stock receive cash consideration in connection with the Corporate Transaction, the assumed Option may be adjusted, at the Option of the successor corporation, to apply to the number of shares of its common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same. All such adjustments shall be made in compliance with the requirements of Code Section 409A, if applicable.

          F. The grant of Options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each Option granted under the Automatic Option Grant Program shall be the same as the terms in effect for Option grants made under the Discretionary Option/SAR Grant Program.

ARTICLE SIX

MISCELLANEOUS

     I. COMPLIANCE WITH CODE SECTION 409A

          A. Awards Subject to Code Section 409A. The provisions of this Section I shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A. Awards subject to Code Section 409A include, without limitation:

               1. Any Non-Statutory Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

               2. Any Restricted Stock Unit Award or Performance Award that either (a) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (b) permits or requires the Participant to elect one or more dates on which the Award will be settled.

          Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the taxable year of the Corporation in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

          B. Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Plan Administrator pursuant to an Award subject to Code Section 409A:

               1. All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

               2. All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

               3. Elections shall continue in effect until a written election to revoke or change such Election is received by the Corporation, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph 2 above or as permitted by Section I.C below.

          C. Subsequent Elections. Any Award subject to Code Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

               1. No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

               2. Each subsequent Election related to a distribution in settlement of an Award not described in Section I.D.2, I.D.3, or I.D.6 below must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

               3. No subsequent Election related to a distribution pursuant to Section I.D.4 below shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

          D. Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Code Section 409A may commence earlier than:

               1. Separation from service (as determined by the Secretary of the United States Treasury);

               2. The date the Participant becomes Disabled (as defined below);

               3. Death;

               4. A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Plan Administrator upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section I.B and/or I.C above, as applicable;

               5. To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation; or

               6. The occurrence of an Unforeseeable Emergency (as defined below).

          Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)) of the Corporation, no distribution pursuant to Section I.D.1 above in settlement of an Award subject to Code Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

          E. Unforeseeable Emergency. The Plan Administrator shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Plan Administrator, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Plan Administrator’s determination that an Unforeseeable Emergency has occurred.

          The occurrence of an Unforeseeable Emergency shall be judged and determined by the Plan Administrator. The Plan Administrator’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

          F. Disabled. The Plan Administrator shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

               1. the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

               2. the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

          All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

          G. Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Code Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Plan Administrator of satisfactory notice and confirmation of the Participant’s death. If the

Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

          H. No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Code Section 409A and/or the Secretary of the U.S. Treasury.

     II. TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of Options or the issuance or vesting of such shares under the Plan or payment of cash in settlement of any Award shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all Participants holding Awards under the Plan (other than the Options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Participants may become subject in connection with the exercise, vesting, issuance of shares or other settlement of their Awards. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise or settlement of an Award, a portion of those shares which are fully vested and which have an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder, but not in any event in excess of the amount determined by the applicable minimum statutory withholding rates.

               Stock Delivery: The election to deliver to the Corporation, at the time shares of Common Stock previously issued vest, one or more such shares of Common Stock with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder, but not in any event in excess of the amount determined by the applicable minimum statutory withholding rates.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately on the Plan Effective Date.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further Option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All Options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding Options under the Plan. However, each outstanding Option so incorporated shall continue to be governed solely by the terms of the Award Agreement evidencing such Option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated Options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the Option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more Options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D. The Plan shall terminate upon the earliest to occur of (i) May 18, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. Should the Plan terminate on May 18, 2009, then all Option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such grants or issuances.

     IV. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan or any Award Agreement in any or all respects. However, except as provided in Section V.B below, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Notwithstanding any other provision of this Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

          C. Options to purchase shares of Common Stock may be granted under the Discretionary Option/SAR Grant and shares of Common Stock may be issued under the Restricted Stock Awards that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock Option under the Plan and the issuance of any shares of Common Stock pursuant to any Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Automatic Option Grant Program shall mean the automatic Option grant program in effect under Article Five of the Plan.

          B. Award shall mean an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

          C. Award Agreement shall mean one or more written or electronic documents constituting an agreement between the Corporation and a Participant and setting forth the terms, conditions and restrictions of an Award granted to the Participant.

          D. Board shall mean the Corporation’s Board of Directors.

          E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months (twelve (12) months in the case of any Award subject to Code Section 409A) or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          F. Code shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          G. Common Stock shall mean the Corporation’s common stock.

          H. Corporate Transaction shall mean any of the following transactions to which the Corporation is a party:

          (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) a merger or consolidation (whether or not stockholder-approved) following a Change in Control in which voting securities of the Corporation are transferred to the person or persons (or affiliates of such persons) who acquired ownership or control of the Corporation pursuant to the Change in Control; or

          (iii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

          I. Corporation shall mean Packeteer, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Packeteer, Inc. which shall by appropriate action adopt the Plan.

          J. Covered Employee shall mean any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), or any successor statute, and who is designated, either as an individual Employee or member of a class of Employees, by the Primary Committee no later than the earlier of (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under the Plan for such applicable Performance Period.

          K. Discretionary Option/SAR Grant Program shall mean the discretionary Option and Stock Appreciation Right grant program in effect under Article Two of the Plan.

          L. Dividend Equivalent Right shall mean the right of a Participant, granted at the discretion of the Plan Administrator or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock represented by an Award held by such Participant.

          M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the Option or SAR exercise.

          O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) For purposes of any Option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          P. Freestanding SAR shall mean an SAR that is granted independently of any Options, as described in Article Two.

          Q. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

          R. Incentive Option shall mean an Option which satisfies the requirements of Code Section 422.

          S. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

          T. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          U. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          V. Non-Statutory Option shall mean an Option not intended to satisfy the requirements of Code Section 422.

          W. Option shall mean an Option to purchase Common Stock granted under the Plan. An Option may be either an Incentive Option or a Non-Statutory Option.

          X. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Y. Participant shall mean any person who has been granted an Award.

          Z. Performance Award shall mean and Award of Performance Shares or Performance Units.

          AA. Performance Award Formula shall mean, for any Performance Award, a formula or table established by the Plan Administrator which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          BB. Performance-Based Compensation shall mean compensation realized by a Participant under an Award that constitutes performance-based compensation within the meaning of Code Section 162(m) and the applicable treasury regulations thereunder.

          CC. Performance Measures shall mean one or more measures of business or financial performance described in Article Four which are approved by the Corporation’s stockholders pursuant to this Plan in order to qualify compensation payable under Awards based upon the attainment of Performance Goals established with respect to such Performance Measures as Performance-Based Compensation.

          DD. Performance Period shall mean the period of time at the end of which the attainment of one or more Performance Goals is measured in order to determine the extent of the vesting of an Award or the amount of the payment to be made upon the settlement of an Award.

          EE. Performance Share shall mean a bookkeeping unit granted to a Participant pursuant to an Award described in Article Four, representing the right to receive a value denominated in shares and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more Performance Goals established with respect to the Award have been achieved.

          FF. Performance Unit shall mean a bookkeeping unit granted to a Participant pursuant to an Award described in Article Four, representing the right to receive a value denominated in money and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more Performance Goals established with respect to the Award have been achieved.

          GG. Permanent Disability or Permanently Disabled shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          HH. Plan shall mean the Corporation’s 1999 Stock Incentive Plan, as set forth in this document.

          II. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions with respect to the persons under its jurisdiction. Plan Administrator shall also mean any officer or officers to the extent authorized by the Board pursuant to Section III.A of Article One to grant Options and SARs under the Discretionary Option/SAR Grant Program.

          JJ. Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

          KK. Predecessor Plan shall mean the Corporation’s 1996 Equity Incentive Plan in effect immediately prior to the Plan Effective Date hereunder.

          LL. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to Section 16 Insiders and Covered Employees.

          MM. Restricted Stock Award shall mean an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

          NN. Restricted Stock Bonus shall mean shares of Common Stock granted to a Participant pursuant to Article Three of the Plan.

          OO. Restricted Stock Purchase Right shall mean a right to purchase shares of Common Stock granted to a Participant to Article Three of the Plan.

          PP. Restricted Stock/Restricted Stock Unit Program shall mean the Restricted Stock Purchase Right, Restricted Stock Bonus and Restricted Stock Unit program in effect under Article Four of the Plan.

          QQ. Restricted Stock Unit shall mean a bookkeeping unit granted to a Participant pursuant to an Award described in Article Three, representing the right to receive one share of Common Stock or its equivalent in cash at a date following the date of grant.

          RR. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to eligible persons other than Section 16 Insiders and Covered Employees.

          SS. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          TT. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the Award Agreement evidencing an Award. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service, provided that such change is from Employee to non-employee member of the Board, from non-employee member of the Board to Employee or from consultant or other independent advisor to Employee or non-employee member of the Board, provided that there is no interruption or termination of the Participant’s Service. However, a Participant’s Service shall be deemed terminated upon a change from Employee to consultant or other independent advisor. A Participant’s Service shall not be deemed to have terminated merely because of a change in the entity within the group consisting of the Corporation, any Parent and all Subsidiaries for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be the group consisting of the Corporation, any Parent and all Subsidiaries. Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

          UU. Stock Appreciation Right or SAR shall mean a bookkeeping entry representing, for each share of Common Stock subject to such Award, a right to receive payment of an amount equal to the excess, if any, of the Fair Market Value of such share on the date of exercise of the Award over the exercise price for such share. A Stock Appreciation Rights may be a Freestanding SAR, a Tandem SAR or a Limited SAR.

          VV. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          WW. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          XX. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the Option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered Option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          YY. Tandem SAR shall mean an SAR that is granted in connection with a related Option pursuant to Article Two, the exercise of which shall require forfeiture of the right to purchase a share under the related Option (and when a share is purchased under the Option, the Tandem SAR shall similarly be canceled).

          ZZ. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          AAA. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          BBB. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          CCC. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which a Participant may become subject in connection with an Award.

PLAN HISTORY

May 19, 1999	Board adopts Plan, with an initial reserve of 3,845,917 shares.

May 19, 1999	Stockholders approve Plan, with an initial reserve of 3,845,917 shares.

July 27, 1999	Plan Effective Date.

January 3, 2000	Automatic increase in share reserve by 1,340,000 shares, bringing the total cumulative reserve to 5,185,917 shares.

January 2, 2001	Automatic increase in share reserve by 1,473,311 shares, bringing the total cumulative reserve to 6,659,228 shares.

March 16, 2001	Board adopts restatement of Plan (the “2001 Restatement”) to (a) effect certain changes to the provisions of the plan document in order to facilitate the administration of the Plan and (b) make the following changes to the Automatic Option Grant Program: (i) increase the number of shares of Common Stock for which each new non-employee Board member is to be granted a stock Option at the time of his or her initial election or appointment to the Board from 12,000 shares to 20,000 shares, (ii) increase the number of shares of Common Stock for which each continuing non-employee Board member is to be granted stock Options at each Annual Stockholders Meeting from 3,000 shares to 5,000 shares, beginning with the 2001 Annual Stockholders Meeting, and (iii) eliminate, effective with the annual automatic Option grants to be made to the continuing non-employee Board members at the 2001 Annual Stockholders Meeting, the requirement that a non-employee Board member serve in that capacity for at least six (6) months before that individual first becomes eligible to receive his or her first annual automatic Option grant.

May 23, 2001	Stockholders approve the 2001 Restatement.

January 2, 2002	Automatic increase in share reserve by 1,497,551 shares, bringing the total cumulative reserve to 8,156,779 shares.

February 8, 2002	Board adopts restatement of Plan (the “2002 Restatement”) to make the following changes to the Automatic Option Grant Program: (i) increase the number of shares of Common Stock for which each new non-employee Board member is to be granted a stock Option at the time of his or her initial election or appointment to the Board from 20,000 shares to 30,000 shares, (ii) increase the number of shares of Common Stock for which each continuing non-employee Board member is to be granted stock Options at each Annual Stockholders

Meeting from 5,000 shares to 15,000 shares, beginning with the 2002 Annual Stockholders Meeting, and (iii) add, effective with the annual automatic Option grants to be made to the continuing non-employee Board members at the 2002 Annual Stockholders Meeting, a twenty-four (24) month vesting period to such annual Option grants whereby such Option would vest in a series of two (2) successive equal annual installments upon the Participant’s completion of each twelve (12)-month period of service as a Board member over the twenty-four (24)-month period measured from the Option grant date. All Option grants made prior to the 2002 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those Options, and nothing in the 2002 Restatement shall be deemed to modify or in any way affect those outstanding Options.

May 22, 2002	Stockholders approve the 2002 Restatement.

January 2, 2003	Automatic increase in share reserve by 1,529,941 shares, bringing the total cumulative reserve to 9,686,720 shares.

January 2, 2004	Automatic increase in share reserve by 1,625,059 shares, bringing the total cumulative reserve to 11,311,779 shares.

January 3, 2005	Automatic increase in share reserve by 1,670,918 shares, bringing the total cumulative reserve to 12,982,697 shares.

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